Exhibit (4)(i)

                           IDAHO GENERAL MINES, INC.

                            2003 STOCK OPTION PLAN

      1.    Establishment  and  Purposes  of the Plan. The purposes of the Plan are  to  attract  and  retain the best available  personnel  for  positions  of substantial responsibility,  to  provide  additional  incentive  to  Employees,

Directors and Consultants and to promote the success of the Company's business.

Options  granted  under the Plan may be Incentive Stock Options or Nonstatutory

Stock Options, as determined by the Administrator at the time of grant.

      2.    Definitions.   As  used  herein,  the  following  definitions shall

         apply:

            (a)"Administrator"  means  the  Board  or any of its Committees  as shall be administering the Plan in accordance with Section 4 hereof.

            (b)     "Applicable Laws" means the requirements  relating  to  the administration of stock  option  plans  under  U.S.  state corporate laws, U.S.

federal and state securities laws, the Code, any stock  exchange  or  quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

            (c)   "Board" means the Board of Directors of the Company.

            (d)   "Change in Control" shall mean an Ownership Change Event or a series  of  related  Ownership  Change  Events  (collectively, a "Transaction")

wherein the shareholders of the Company immediately  before  the Transaction do not  retain  immediately  after  the  Transaction,  in substantially  the  same proportions  as  their  ownership  of  shares  of  the Company's  voting  stock immediately before the Transaction, direct or indirect  beneficial ownership of more  than  fifty  percent  (50%)  of the total combined voting  power  of  the outstanding voting securities of the  Company  or, in the case of a Transaction described in Section 2(u)(iii), the corporation  or  other  business  entity to which  the  assets  of the Company were transferred (the "Transferee"), as  the case may be.  For purposes  of  the  preceding  sentence,  indirect  beneficial ownership  shall  include,  without  limitation,  an  interest  resulting  from ownership  of  the  voting  securities  of  one  or  more corporations or other business entities which own the Company or the Transferee,  as the case may be,

either  directly  or  through  one  or  more subsidiary corporations  or  other

business  entities.   The  Board shall have  the  right  to  determine  whether

multiple sales or exchanges of the voting securities of the Company or multiple

Ownership Change Events are  related,  and  its  determination  shall be final,

binding and conclusive.  Notwithstanding the preceding sentence,  a  Change  in

Control  shall  not  include  a distribution or transaction in which the voting stock  of  the  Company  or  a Parent  or  Subsidiary  is  distributed  to  the

shareholders of a Parent of such  entity.   Any  change  in ownership resulting

from an underwritten public offering of the Common Stock or  the  stock  of any

Parent  or  Subsidiary  shall not be deemed a change in control for any purpose hereunder.

            (e)   "Code" means the Internal Revenue Code of 1986, as amended.

            (f)   "Committee"  means  a committee of Directors appointed by the

Board in accordance with Section 4 hereof.

            (g)   "Common Stock" means the Common Stock of the Company.

            (h)   "Company"  means  Idaho   General   Mines,   Inc.,  an  Idaho

corporation, or any successor thereof.

            (i)   "Consultant" means a person engaged to provide  consulting or advisory services (other than as an Employee or a Director) to the Company or a

Parent or Subsidiary, provided that the identity of such person or  the  nature of  such  services  or the entity to which such services are provided would not preclude the Company  from  offering  or  selling  securities  to  such  person pursuant  to  the  Plan  in  reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section  13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

            (j)   "Director" means a member of the Board.

            (k)   "Disability" means  total and permanent disability as defined in Section 2(e)(3) of the Code.

            (l)   "Employee"  means  any   person,   including   officers   and

Directors,  employed by the Company or any Parent or Subsidiary of the Company.

A Service Provider  shall  not  cease  to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the  Company  or  between  the Company, its  Parent,  any  Subsidiary,  or  any

successor.  For purposes of  Incentive  Stock Options, no such leave may exceed ninety  (90)  days,  unless  reemployment upon  expiration  of  such  leave  is

guaranteed by statute or contract.   If reemployment upon expiration of a leave

of absence approved by the Company is  not so guaranteed, then three (3) months following the 90th day of such leave, any  Incentive  Stock  Option held by the

Optionee shall cease to be treated as an Incentive Stock Option  and  shall  be treated  for tax purposes as a Nonstatutory Stock Option.  Neither service as a

Director nor  payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (m)   "Exchange  Act" means the Securities Exchange Act of 1934, as amended.

            (n)   "Fair Market  Value"  means,  as  of  any  date, the value of

Common Stock determined as follows:

                    (i)If  the Common Stock is listed on any established  stock exchange or a national market  system,  including without limitation the NASDAQ

National Market, The NASDAQ SmallCap Market  of  The  NASDAQ Stock Market or on

the NASDAQ supervised OTC Bulletin Board, its Fair Market  Value  shall  be the closing  sales  price  for  such  stock  (or  the closing bid, if no sales were reported) as quoted on such exchange or system  on the day of determination, as reported in The Wall Street Journal or such other  source  as the Administrator deems reliable;

                    (ii)If the Common Stock is regularly quoted by a recognized securities  dealer but selling prices are not reported, its Fair  Market  Value shall be the  mean  between  the  high  bid and low asked prices for the Common

Stock on the day of determination; or

                    (iii)      In the absence  of an established market for the

Common Stock, the Fair Market Value thereof shall  be  determined in good faith by the Administrator.

            (o)   "Incentive Stock Option" means an Option  intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (p)   "Nonstatutory Stock Option" means an Option  not  intended to qualify as an Incentive Stock Option.

            (q)   "Option" means a stock option granted pursuant to the Plan.

            (r)   "Option  Agreement"  means  a written or electronic agreement between the Company and an Optionee evidencing  the  terms and conditions of an individual  Option grant.  The Option Agreement is subject  to  the  terms  and conditions of the Plan.

            (s)   "Optioned Stock" means the Common Stock subject to an Option.

            (t)   "Optionee"  means the holder of an outstanding Option granted under the Plan.

            (u)   "Ownership Change  Event" shall be deemed to have occurred if

any of the following occurs with respect  to  the  Company:   (i) the direct or

indirect sale or exchange in a single or series of related transactions  by the shareholders  of  the  Company  of  more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or  consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

            (v)   "Parent"  means  a  "parent   corporation,"  whether  now  or

hereafter existing, as defined in Section 424(e) of the Code.

            (w)   "Plan" means this Stock Option Plan.

            (x)   "Service Provider" means an Employee, Director or Consultant.

            (y)   "Share" means a share of the Common  Stock,  as  adjusted  in accordance with Section 12 below.

            (z)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.    Stock Subject to the Plan.  Subject to the provisions of Section 12 of  the  Plan,  the  maximum  aggregate number of Shares that may be subject to option and sold under the Plan is Three Million (3,000,000) Shares.  The Shares

may be authorized but unissued, or reacquired Common Stock.

           If an Option expires  or  becomes  unexercisable without having been exercised  in full, the unpurchased Shares which  were  subject  thereto  shall become available  for  future grant or sale under the Plan (unless the Plan has terminated).  However, Shares  that  have  actually been issued under the Plan,

upon exercise of an Option, shall not be returned  to  the  Plan  and shall not become available for future distribution under the Plan, except that  if Shares of restricted stock issued pursuant to an Option are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.  However, except as adjusted pursuant to Section  12,  in no  event  shall  more  than  one  million  (1,000,000) Shares be available for issuance pursuant to the exercise of Incentive  Stock  Options  (the "ISO Share

Issuance Limit").

      4.    Administration of the Plan.

            (a)   The  Plan shall be administered by the Board or  a  Committee appointed by the Board,  which  Committee  shall  be constituted to comply with

Applicable Laws.

            (b)   Powers of the Administrator.  Subject  to  the  provisions of the Plan and, in the case of a Committee, the specific duties delegated  by the

Board  to  such  Committee,  and  subject  to  the  approval  of  any  relevant authorities, the Administrator shall have the authority in its discretion:

                    (i)to determine the Fair Market Value;

                    (ii)to  select  the  Service Providers to whom Options  may from time to time be granted hereunder;

                    (iii)      to determine  the number of Shares to be covered

by each such Option granted hereunder;

                    (iv)  to approve forms of agreement for use under the Plan;

                    (v)to determine the terms  and  conditions  of  any  Option granted hereunder.  Such terms and conditions include, but are not limited  to,

the  exercise price, the time or times when Options may be exercised (which may be based  on  performance  criteria),  any  vesting,  acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the

Administrator, in its sole discretion, shall determine;

                    (vi)  to prescribe, amend and rescind rules and regulations relating  to  the Plan, including rules and regulations relating  to  sub-plans established for the purpose of satisfying applicable foreign laws;

                    (vii)   to  allow  Optionees  to  satisfy  withholding  tax

obligations  by  electing  to  have  the Company withhold from the Shares to be issued upon exercise of an Option that  number  of  Shares having a Fair Market

Value  equal to the minimum amount required to be withheld.   The  Fair  Market

Value of  the  Shares  to  be withheld shall be determined on the date that the amount of tax to be withheld  is  to be determined.  All elections by Optionees to have Shares withheld for this purpose  shall  be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                    (viii)  to construe and interpret the terms of the Plan and

Options granted pursuant to the Plan.

            (c)   Effect   of   Administrator's   Decision.    All   decisions,

determinations  and interpretations of the Administrator  shall  be  final  and binding on all Optionees.

      5.    Eligibility.   Nonstatutory Stock Options may be granted to Service

Providers.  Incentive Stock Options may be granted only to Employees.

      6.    Limitations.

            (a)   Incentive   Stock   Option   Limit.   Each  Option  shall  be

designated in the Option Agreement as either an  Incentive  Stock  Option  or a

Nonstatutory  Stock  Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which

Incentive Stock Options  are  exercisable  for  the  first time by the Optionee during  any calendar year (under all plans of the Company  and  any  Parent  or

Subsidiary)  exceeds  $100,000,  such  Options shall be treated as Nonstatutory

Stock  Options.  For purposes of this Section  6(a),  Incentive  Stock  Options shall be  taken into account in the order in which they were granted.  The Fair

Market Value  of  the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (b)   At-Will  Employment.   Neither  the Plan nor any Option shall

confer upon any Optionee any right with respect to  continuing  the  Optionee's relationship as a Service Provider with the Company, nor shall it interfere  in any  way  with  his  or  her  right  or  the  Company's right to terminate such relationship at any time, with or without cause, and with or without notice.

      7.    Term of Plan.  Subject to shareholder  approval  in accordance with

Section  18, the Plan shall become effective upon its adoption  by  the  Board.

Unless sooner  terminated  under  Section 14, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or

(ii) the date of the most recent Board approval of an increase in the number of shares reserved for issuance under the Plan.

      8.    Term of Option.  The term  of  each  Option  shall be stated in the

Option  Agreement;  provided,  however,  that the term shall be  no  more  than fifteen (15) in the case of a NonQualified  Option  and ten (10) years from the date of grant thereof in the case of an Incentive Stock Option.  In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted,  owns stock representing more than ten percent  (10%)  of  the  voting power of all  classes  of stock of the Company or any Parent or Subsidiary, the term of the Option shall  be  five  (5)  years  from  the date of grant or such shorter term as may be provided in the Option Agreement.

      9.    Option Exercise Price and Consideration.

            (a)   Exercise Price.  The per share exercise  price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                    (i)In the case of an Incentive Stock Option

                       (A)   granted to an Employee who, at  the  time of grant

of  such  Option,  owns stock representing more than ten percent (10%)  of  the voting  power of all  classes  of  stock  of  the  Company  or  any  Parent  or

Subsidiary,  the  exercise  price shall be no less than 110% of the Fair Market

Value per Share on the date of grant.

                       (B)   granted  to  any  other  Employee,  the  per Share

exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii)In  the  case  of a Nonstatutory Stock Option, the  per

Share exercise price shall be determined by the Administrator.

                    (iii)   Notwithstanding   the  foregoing,  Options  may  be

granted with a per Share exercise price other than  as  required above pursuant to an assumption or substitution of another option in connection  with a merger or other corporate transaction.

            (b)   Forms of Consideration.  The consideration to be paid for the

Shares  to  be  issued  upon  exercise  of  an Option, including the method  of payment, shall be determined by the Administrator  (and,  in  the  case  of  an

Incentive  Stock  Option,  shall  be  determined  at  the time of grant).  Such consideration may consist of, without limitations, (1)  cash,  (2)  check,  (3)

promissory  note,  (4)  other  Shares,  provided  any  Shares acquired from the

Company, either directly or indirectly, (x) have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to  which  such Option shall be exercised, (5) consideration  received  by  the

Company under  a  cashless  exercise  program  implemented  by  the  Company in connection  with  the Plan, or (6) any combination of the foregoing methods  of payment.  In making  its  determination  as  to  the  type  of consideration to accept,  the  Administrator shall consider if acceptance of such  consideration

may  be reasonably  expected  to  benefit  the  Company.   Notwithstanding  the

foregoing,  the  Administrator  may  permit  an Optionee to exercise his or her

Option by delivery of a full-recourse promissory  note secured by the purchased

Shares.   The  terms  of  such  promissory  note  shall be  determined  by  the

Administrator in its sole discretion.

      10.   Exercise of Option.

            (a)   Procedure for Exercise; Rights as  a Shareholder.  Any Option

granted hereunder shall be exercisable according to the  terms  hereof  at such times  and  under  such  conditions  as determined by the Administrator and set forth in the Option Agreement.  Unless  the  Administrator  provides otherwise,

vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.

                  An  Option  shall  be  deemed  exercised  when  the   Company

receives: (i) written or electronic notice of exercise (in accordance with  the

Option  Agreement)  from  the  person entitled to exercise the Option, and (ii)

full payment for the Shares with  respect  to  which  the  Option is exercised.

Full payment may consist of any consideration and method of  payment authorized by  the  Administrator  and  permitted  by the Option Agreement and  the  Plan.

Shares issued upon exercise of an Option  shall  be  issued  in the name of the

Optionee or, if requested by the Optionee, in the name of the  Optionee and his or  her  spouse.  Until the Shares are issued (as evidenced by the  appropriate entry on the books of the Company or of a duly authorized transfer agent of the

Company),  no  right  to  vote  or  receive  dividends or any other rights as a shareholder  shall  exist  with  respect  to  the Shares,  notwithstanding  the exercise of the Option.  The Company shall issue  (or  cause to be issued) such

Shares promptly after the Option is exercised.  No adjustment  will be made for a dividend or other right for which the record date is prior to  the  date  the

Shares are issued, except as provided in Section 12 of the Plan.

                  Exercise  of  an  Option  in  any  manner  shall  result in a decrease in the number of Shares thereafter available, both for purposes of the

Plan  and  for  sale under the Option, by the number of Shares as to which  the

Option is exercised.

            (b)   Termination  of  Relationship  as  a Service Provider.  If an

Optionee ceases to be a Service Provider, such Optionee may exercise his or her

Option within such period of time as is specified in the  Option  Agreement  to the  extent  that  the  Option  is vested on the date of termination (but in no event later than the expiration of  the  term of the Option as set forth in the

Option Agreement).  In the absence of a specified time in the Option Agreement,

the  Option  shall  remain  exercisable  for three  (3)  months  following  the

Optionee's termination.  If, on the date of  termination,  the  Optionee is not vested  as  to  his  or  her entire Option, the Shares covered by the  unvested portion of the Option shall  revert  to  the  Plan.  If, after termination, the

Optionee does not exercise his or her Option within  the  time specified by the

Administrator,  the  Option  shall  terminate, and the Shares covered  by  such

Option shall revert to the Plan.

            (c)   Disability of Optionee.   If  an  Optionee  ceases  to  be  a

Service  Provider  as  a  result of the Optionee's Disability, the Optionee may exercise his or her Option  within  such  period of time as is specified in the

Option Agreement to the extent the Option is  vested on the date of termination

(but in no event later than the expiration of the  term  of  such Option as set forth  in  the Option Agreement).  In the absence of a specified  time  in  the

Option Agreement,  the  Option  shall remain exercisable for twelve (12) months

following the Optionee's termination.   If,  on  the  date  of termination, the

Optionee  is not vested as to his or her entire Option, the Shares  covered  by the unvested  portion  of  the  Option  shall  revert  to  the Plan.  If, after termination, the Optionee does not exercise his or her Option  within  the time specified  herein,  the Option shall terminate, and the Shares covered by  such

Option shall revert to the Plan.

            (d)   Death  of  Optionee.   If  an  Optionee  dies while a Service

Provider,  the  Option  may  be  exercised  within such period of  time  as  is specified in the Option Agreement (but in no event later than the expiration of the  term  of  such  Option  as  set  forth in the Option  Agreement),  by  the

Optionee's  designated  beneficiary,  provided   such   beneficiary   has  been

designated prior to Optionee's death in a form acceptable to the Administrator.

If  no  such  beneficiary has been designated by the Optionee, then such Option may be exercised  by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.  If, at the time of death, the Optionee  is  not  vested as to his or her entire Option, the Shares covered by the unvested portion  of  the Option shall immediately revert to the

Plan.  If the Option is not so exercised  within the time specified herein, the

Option shall terminate, and the Shares covered  by  such Option shall revert to the Plan.

      11.   Limited Transferability of Options.  Unless determined otherwise by the  Administrator, Options may not be sold, pledged,  assigned,  hypothecated,

transferred,  or  disposed  of  in any manner other than by will or the laws of descent and distribution, and may  be  exercised  during  the  lifetime  of the

Optionee,  only  by the Optionee.  Notwithstanding the foregoing, to the extent permitted by the Administrator,  in its discretion, and set forth in the Option

Agreement  evidencing  such  Option,  a  Nonstatutory  Stock  Option  shall  be assignable or transferable subject  to  the  applicable  limitations,  if  any,

described in Rule 701 under the Securities Act and the General Instructions  to

Form  S-8  Registration  Statement  under the Securities Act.  In addition, any transferable  Option  shall contain additional  terms  and  conditions  as  the

Administrator deems appropriate.

      12.   Adjustments  Upon  Changes  in  Capitalization, Merger or Change in

Control.

            (a)   Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number and  type of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the ISO Share Issuance Limit, and the  number  and type of Shares covered by each outstanding Option, as well as the price per Share  covered  by each  such  outstanding  Option,  shall  be  proportionately  adjusted  for any increase  or  decrease in the number or type of issued Shares resulting from  a

stock   split,  reverse   stock   split,   stock   dividend,   combination   or

reclassification  of the Common Stock, or any other increase or decrease in the

number  of  issued  shares   of   Common  Stock  effected  without  receipt  of

consideration by the Company.  The  conversion of any convertible securities of the  Company shall not be deemed to have  been  "effected  without  receipt  of

consideration."    Such   adjustment   shall   be  made  by  the  Board,  whose

determination in that respect shall be final, binding  and  conclusive.  Except as expressly provided herein, no issuance by the Company of shares  of stock of any  class, or securities convertible into shares of stock of any class,  shall affect,  and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option.

            (b)   Dissolution  or  Liquidation.   In  the event of the proposed

dissolution or liquidation of the Company, the Administrator  shall notify each

Optionee  as soon as practicable prior to the effective date of  such  proposed

transaction.   The  Administrator in its discretion may provide for an Optionee to have the right to  exercise  his or her Option until fifteen (15) days prior to such transaction as to all of  the Optioned Stock covered thereby, including

Shares as to which the Option would not otherwise be exercisable.  In addition,

the Administrator may provide that  any Company repurchase option applicable to any Shares purchased upon exercise of  an  Option  shall  lapse  as to all such

Shares,  provided  the proposed dissolution or liquidation takes place  at  the time and in the manner  contemplated.  To the extent it has not been previously exercised, an Option will  terminate  immediately  prior to the consummation of such proposed action.

            (c)   Change in Control.  In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent  option substituted by the successor corporation or a Parent or Subsidiary of the  successor  corporation.

If, in such event, the Option is not assumed or substituted, then the  Optionee shall fully vest in and have the right to exercise this Option as to all of the

Optioned  Stock,  including Shares as to which it would not otherwise be vested or exercisable.  If this Option becomes fully vested and exercisable in lieu of

assumption  or  substitution   in  the  event  of  a  Change  in  Control,  the

Administrator shall notify the Optionee  in writing or electronically that this

Option shall be fully exercisable for a period  of  fifteen  (15) days from the date  of  such notice, and this Option shall terminate upon the  expiration  of

such period.   For  the  purposes  of  this  paragraph,  the  Option  shall  be considered  assumed if, following the Change in Control, the Option confers the right to purchase  or  receive, for each Share of Optioned Stock subject to the

Option immediately prior  to  the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for  each  Share  held  on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of  the  outstanding Shares);

provided, however, that if such consideration received in the Change in Control is  not  solely  common stock of the successor corporation or its  Parent,  the

Administrator may,  with  the consent of the successor corporation, provide for the consideration to be received  upon  the  exercise  of  the Option, for each

Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

      13.   Time of Granting Options.  The date of grant of  an  Option  shall,

for   all   purposes,  be  the  date  on  which  the  Administrator  makes  the determination  granting such Option, or such later date as is determined by the

Administrator.   Notice  of  the  determination  shall be given to each Service

Provider to whom an Option is so granted within a  reasonable  time  after  the date of such grant.

      14.   Amendment and Termination of the Plan.

            (a)   Amendment  and Termination.  The Board may at any time amend,

alter, suspend or terminate the Plan.

            (b)   Shareholder  Approval.   The  Board  shall obtain shareholder

approval of any Plan amendment to the extent necessary and  desirable to comply with Applicable Laws.

            (c)   Effect   of   Amendment   or   Termination.    No  amendment,

alteration,  suspension or termination of the Plan shall impair the  rights  of any Optionee,  unless  mutually  agreed  otherwise between the Optionee and the

Administrator, which agreement must be in  writing  and  signed by the Optionee and the Company.  Termination of the Plan shall not affect  the Administrator's ability to exercise the powers granted to it hereunder with respect  to Options granted under the Plan prior to the date of such termination.

      15.   Conditions Upon Issuance of Shares.

            (a)   Legal Compliance.  Shares shall not be issued pursuant to the exercise  of an Option unless the exercise of such Option and the issuance  and delivery of  such Shares shall comply with Applicable Laws and shall be further subject to the  approval  of  counsel  for  the  Company  with  respect to such compliance.

            (b)   Investment Representations.  As a condition to  the  exercise of  an  Option, the Administrator may require the person exercising such Option to represent  and  warrant at the time of any such exercise that the Shares are being purchased only  for  investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16.   Inability to Obtain  Authority.   The  inability  of the Company to

obtain authority from any regulatory body having jurisdiction,  which authority is deemed by the Company's counsel to be necessary to the lawful  issuance  and sale  of  any  Shares  hereunder, shall relieve the Company of any liability in respect of the failure to  issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17.   Reservation of Shares.   The Company, during the term of this Plan,

shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      18.   Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve  (12)  months after the date the Plan is  adopted.  Such shareholder approval shall be obtained  in  the  degree  and manner required under Applicable Laws.

      IN  WITNESS  WHEREOF,  the undersigned Secretary of the Company certifies that the foregoing sets forth  the  Idaho General Mines, Inc. 2003 Stock Option

Plan as duly adopted by the Board on December 18, 2003

                                   /S/Michael Branstetter

                                   Michael Branstetter, Secretary